Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)
Registration Statement (Form S-8 No. 333-252134) pertaining to the Nkarta, Inc. 2020 Performance Incentive Plan and the Nkarta, Inc. Employee Stock Purchase Plan of Nkarta, Inc.;
(2)
Registration Statement (Form S-8 No. 333-240309) pertaining to the Nkarta, Inc. 2020 Performance Incentive Plan, the Nkarta, Inc. Employee Stock Purchase Plan, and the Nkarta, Inc. 2015 Equity Incentive Plan of Nkarta, Inc.; and
(3)
Registration Statement (Form S-3 No. 333-258766) of Nkarta, Inc. pertaining to the offer, issuance, and sale of a maximum aggregate offering of up to $500,000,000 of common stock, preferred stock, debt securities, warrants, rights and unit and at-the-market offering of common stock.
(4)
Registration Statement (Form S-8 No. 333-263650) pertaining to the Nkarta, Inc. 2020 Performance Incentive Plan and the Nkarta, Inc. Employee Stock Purchase Plan
(5)
Registration Statement (Form S-8 No. 333-269164) pertaining to the Nkarta, Inc. 2020 Performance Incentive Plan and the Nkarta, Inc. Employee Stock Purchase Plan

of our report dated March 16, 2023, with respect to the financial statements of Nkarta, Inc. included in this Annual Report (Form 10-K) of Nkarta, Inc. for the year ended December 31, 2022.

/s/ Ernst & Young LLP

San Mateo, California

March 16, 2023